                        CARTER HAWLEY HALE STORES, INC.


                      $125,000,000 Principal Amount of(1)
             6-1/4% Convertible Senior Subordinated Notes due 2000


                               PURCHASE AGREEMENT




                                                              New York, New York
                                                               December 14, 1993





__________________________________

     (1) Plus an option to purchase up to $18,750,000 principal amount of 6-1/4% Convertible Senior Subordinated Notes from Carter Hawley Hale Stores, Inc. to cover over-allotments.

Salomon Brothers Inc
The Initial Purchaser
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

   Carter Hawley Hale Stores, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc (the "Initial Purchaser"), $125,000,000 principal amount of 6-1/4% Convertible Senior Subordinated Notes due 2000 ("Notes"), of the Company (the "Firm Securities"). The Company also proposes to grant to the Initial Purchaser an option to purchase up to $18,750,000 aggregate principal amount of additional Notes to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities").

   The Securities are to be issued pursuant to an indenture dated as of December 21, 1993 between the Company and Continental Bank National Association, as trustee (the "Trustee"), which shall contain the terms described in the Final Memorandum (as defined below), including certain matters relating to the registration of the Securities pursuant to the Registration Agreement described in the Final Memorandum (the "Registration Rights Agreement"). The Securities are convertible into shares of common stock of the Company ("Common Stock") at the conversion rate and in the manner specified in the Indenture.

   The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. The Initial Purchaser has advised the Company that it will offer and sell the Securities purchased by it hereunder in accordance with Section 4 hereof as soon as it deems advisable.

   In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated December 9, 1993 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated December 21, 1993 (including all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time. Any references herein to the Final Memorandum "as amended or supplemented" at or as of a certain date shall be deemed to refer to and include any information filed under the





[L120321.2]                                                             2

  Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference therein.

   1. Representations and Warranties. The Company represents and warrants to the Initial Purchaser as set forth below in this Section 1.

     (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein.

     (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

     (f) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") without taking account of any exemption arising out of the number of holders of the Company's securities.





[L120321.2]                                                             3

     (g) The Company is subject to and in full compliance with the reporting requirement of Section 13 or Section 15(d) of the Exchange Act.

     (h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

     (i) Each of the Company and CHH Receivables, Inc., a Delaware corporation (the "Subsidiary") is a Delaware corporation validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as presently conducted and as described in the Preliminary Memorandum and Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business.

     (j) The Company's authorized equity capitalization is as set forth in the Preliminary Memorandum and Final Memorandum. The capital stock and indebtedness of the Company conforms to the description thereof contained in the Preliminary Memorandum and Final Memorandum. The outstanding shares of the Company's Common Stock, par value $.01 per share, have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities being sold hereunder have been duly and validly authorized and, when validly authenticated, issued and delivered in accordance with the Indenture and paid for by the Initial Purchaser pursuant to this Agreement, will be validly issued and outstanding obligations enforceable in accordance with their terms and entitled to the benefits of the Indenture. Upon delivery of the Securities pursuant to this Agreement and payment therefore as contemplated herein, the Initial Purchaser will acquire good and marketable title to the Securities, free and clear of any liens, claims, encumbrances, and security interests ("Liens"), restriction on transfer (other than those imposed by state or Federal securities laws) or other defect in title. The appropriate number of shares of Common Stock issuable upon conversion of the Securities has been duly reserved for issuance, and such shares have been duly and validly authorized, and will when issued upon conversion of the Securities against delivery thereof, be validly issued, fully paid and non-assessable.

     (k) All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned of record and beneficially by the Company free and clear of any Liens other than those described in the Preliminary Memorandum and Final Memorandum. Other than as disclosed in the Preliminary Memorandum and Final Memorandum, there are no outstanding rights, warrants, or options to acquire or instruments convertible into or exchangeable for, any shares of capital stock or equity interest in the Subsidiary. The Company's only subsidiaries (other than the Subsidiary) are





[L120321.2]                                                             4
   those listed on Exhibit 22 to the Company's Annual Report on Form 10-K for the fifty-two week period ended January 30, 1993, and individually or in the aggregate do not constitute a "significant subsidiary" as defined in Regulation S-X under the Act.

     (l) Each of the Company and the Subsidiary have good and marketable title to their respective properties, free and clear of all Liens other than those referred to in the Preliminary Memorandum and Final Memorandum and for such Liens as do not materially affect the aggregate value of such property taken as a whole and that do not materially interfere with the uses or proposed uses of such properties. The properties of the Company and the Subsidiary necessary to the conduct of their businesses (as presently conducted and as described in the Preliminary Memorandum and Final Memorandum) are in good repair (reasonable wear and tear excepted), insured in accordance with industry practice and suitable for their uses. The real properties referred to in the Preliminary Memorandum and Final Memorandum as held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not, separately or in the aggregate, material and do not interfere with the conduct of the business of the Company, and no defaults are existing under any such leases that, separately or in the aggregate, would have a material adverse effect on the business or financial condition of the Company.

     (m) There is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or to which the business or property of either of them is or may be subject of a character required to be disclosed in the Preliminary Memorandum and Final Memorandum which is not adequately disclosed in the Preliminary Memorandum and Final Memorandum, and there is no statute, regulation, franchise, contract or other document of a character required to be described in the Preliminary Memorandum and Final Memorandum, or required to be filed under the Exchange Act, which is not described or filed as required. The statements in the Preliminary Memorandum and Final Memorandum under the captions "Business - Recapitalization" and "Business - Legal Proceedings - Chapter 11 Proceedings; Unresolved Claims" fairly summarize the matters therein described.

     (n) The consolidated financial statements of the Company and the related notes and schedules included and incorporated by reference in the Preliminary Memorandum and Final Memorandum comply as to form with the requirements of the Act and the Exchange Act and the respective rules thereunder, and present fairly the consolidated financial position, consolidated results of operations, consolidated cash flows, and consolidated shareholders' equity of the Company for the periods or at the dates therein specified. Such consolidated financial statements and the related notes and schedules have been prepared in conformity with generally accepted accounting principles,





[L120321.2]                                                             5
   consistently applied throughout the periods therein specified except as otherwise set forth in the Preliminary Memorandum and Final Memorandum.
   Price Waterhouse are independent accountants within the meaning of the Act and the Exchange Act and the respective rules thereunder. The financial information of the Company set forth in the Preliminary Memorandum and Final Memorandum under the headings "Offering Memorandum Summary", "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" has been fairly stated in all material respects in relation to the relevant consolidated financial statements of the Company from which it has been derived.

     (o) Subsequent to July 1, 1993, the Company and the Subsidiary have not sustained any material loss or interference with their respective businesses or properties from fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and subsequent to the dates as of which information is given in the Preliminary Memorandum and Final Memorandum, except as set forth therein, neither the Company nor the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business and material, separately or in the aggregate, to the business of the Company or the Subsidiary, and there has not been any material change in the working capital, receivables based financing, long-term debt and capitalized lease obligations, or capital stock of the Company or the Subsidiary, or the issuance of any options, warrants or rights to purchase the capital stock of the Company, or any payment or declaration of any dividend or other distribution with respect to the Company's capital stock, or any material adverse change, or any development involving a prospective material adverse change, in the business, financial position, net worth or results of operations of the Company or the Subsidiary.

     (p) Neither the Company nor the Subsidiary is in violation of any term or provision of its certificate of incorporation or bylaws, or any franchise, license, certificate, permit, judgment, authorization, approval, decree, order, statute, rule or regulation which violation is reasonably expected to have a material adverse effect on the business of the Company or the
   Subsidiary.   No default exists, and no event has occurred which, with
   notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, note, mortgage, deed of trust, bank loan or other credit agreement, or any other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their property is or may be bound or affected, which default would, separately or in the aggregate, have a material adverse effect on the business or financial condition of the Company or the Subsidiary.





[L120321.2]                                                             6

     (q) Neither the Company nor the Subsidiary is involved in any labor dispute with any union or group of employees nor, to the knowledge of the Company, is any dispute threatened which dispute or disputes would, separately or in the aggregate, have a material adverse effect on the business or financial condition of the Company or the Subsidiary.

     (r) There has not been any generation, use, handling, transportation, treatment, storage, release or disposal of any Hazardous Substance (as defined herein) in connection with the conduct of the business of the Company or its subsidiaries or the use of any property or facility of the Company or any of its subsidiaries which has created any liability under any Environmental Laws that is or could reasonably be expected to be material to the business or financial condition of the Company and its subsidiaries, taken as a whole. Neither the Company nor any subsidiary has received
   (1) any notice or claim to the effect that it is or may be liable to any person as a result of the release or threatened release of any Hazardous Substance which liability is or could reasonably be expected to be material to the business or financial condition of the Company and its subsidiaries, taken as a whole or (2) any letter or request for information under
   Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and to the best of the Company's knowledge, none of the operations of the Company or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance at any facility of the Company or any Subsidiary or at any other location.

     The term "Hazardous Substance" shall mean any (1) substance that is defined or listed in, or otherwise classified pursuant to any applicable laws or regulations as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity," (2) oil, petroleum or petroleum-derived substances and drilling fluid, produced water, and other waste associated with the exploration, development, or production of crude oil, natural gas or geothermal resources, or (3) any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant which poses a hazard to any property of the Company or to persons on or about such property.

     (s) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed or have requested extensions thereof and have paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due, other than assessments being contested in good faith.





[L120321.2]                                                             7

     (t) This Agreement, the Indenture and the Registration Agreement have been duly authorized, executed and delivered by the Company and are the valid and binding agreements of the Company enforceable against the Company in accordance with their terms. Neither the issue and sale of the Securities, nor the execution and delivery of this Agreement, the Indenture or the Registration Agreement, nor the consummation of the transactions contemplated herein or therein, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any applicable law or the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument to which the Company or the Subsidiary is a party or bound or any judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiary. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained or such as may be required under the Act or securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by you.

     (u) The Company owns, or is licensed or otherwise has the full exclusive right to use, all trademarks, trade names, and service marks which are used in or necessary for the conduct of its business as described in the Preliminary Memorandum and Final Memorandum. No claims have been asserted by any person to the use of any such trademarks, trade names, or service marks or challenging or questioning the validity or effectiveness of any such trademark, trade name, or service mark. The use, in connection with the business and operations of the Company, of such trademarks, trade names, and service marks does not, to the Company's knowledge, infringe on the rights of any person.

     (v) The Company and the Subsidiary possess such certificates, authorities or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, separately or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect upon the business or financial condition of the Company or the Subsidiary.

     (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations;
   (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the





[L120321.2]                                                             8
   recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) Except for registration rights held by First Plaza Group Trust ("First Plaza") pursuant to that certain Stockholder's Agreement dated as of January 25, 1993 (the "First Plaza Stockholder's Agreement"), which rights have been waived by First Plaza with respect to the Shelf Registration Statement for a period of 90 days after the date of the Final Memorandum, provided such Final Memorandum is dated no later than January 30, 1994, no holders of securities of the Company have rights to the registration of such securities under the Shelf Registration Statement.

     (y) The Company's plan of reorganization (the "Plan of Reorganization") was confirmed by order (the "Confirmation Order") of the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") on September 14, 1992 after adequate notice and a hearing, both in compliance with the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Code"), and applicable national and local bankruptcy rules (the "Bankruptcy Rules"). Notice in compliance with the Code, the Bankruptcy Rules and the Confirmation Order was given of the time fixed for filing proofs of claims by the order of the Bankruptcy Court entered September 6, 1991 (Dkt. No. 1367). Each of the Plan of Reorganization and the Confirmation Order remains in force and effect, without amendment, and the Plan of Reorganization has been substantially consummated (within the meaning of 11 U.S.C. Section 1101(2)) in accordance with its terms. The Company is not in violation of, and no default by the Company exists with respect to, any term or provision of the Plan of Reorganization or the Confirmation Order. There is no condition specified in the Plan of Reorganization the occurrence of which would result in the termination of the Plan of Reorganization. No appeal of the Confirmation Order has been filed, and no request for revocation of the Confirmation Order under 11 U.S.C. Section 1144 has been made; and there is no other legal or governmental proceeding pending or, to the Company's knowledge, threatened challenging or questioning the Plan of Reorganization, the Confirmation Order, or the implementation of either of them.

   2.  Purchase and Sale.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 96.5% of the principal amount thereof, the Firm Securities. The initial conversion price is $12.19 per share.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option (the "Option") to the Initial Purchaser to purchase the Option





[L120321.2]                                                             9

   Securities at the same purchase price per share as the Initial Purchaser shall pay for the Firm Securities. The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchaser. The Option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is exercising the Option and the settlement date therefor.
   Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.

   3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the Option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on December 21, 1993, or such later date (not later than December 28, 1993) as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds or such other manner of payment as may be agreed by the Company and the Initial Purchaser. Delivery of the Securities shall be made at such location as the Initial Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Millbank, Tweed, Hadley & McCloy ("Counsel for the Company"), 601 South Figueroa Street, Los Angeles, California.
Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchaser may request not less than three full business days in advance of the Closing Date.

   The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later that 1:00 PM on the business day prior to the Closing Date.

   If the Option is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Initial Purchaser, at Seven World Trade Center, New York, New York, on the date specified by the Initial Purchaser (which shall be within three business days after exercise of the Option), certificates for the Option Securities in such names and denominations as the Initial Purchaser shall have requested against payment of the purchase price thereof to or upon order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds or such other manner of payment as may be agreed by the Company and the Initial Purchaser. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Initial Purchaser on the settlement date for the Option Securities, and the obligation of the Initial Purchaser to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.





[L120321.2]                                                            10

   4. Offering of Securities. The Initial Purchaser represents and warrants to and agrees with the Company that:

     (a) It is a qualified institutional buyer as defined in Rule 144A under the Act (a "QIB"). The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other accredited investors (as defined in Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act ("Accredited Investors") that, prior to their purchase of the the Securities, deliver to the Initial Purchaser a letter containing representations and agreements set forth in Exhibit A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Offering Memorandum).

     (b) With respect to offers and sales outside the United States as set forth in Exhibit B.

   5.  Agreements.  The Company agrees with the Initial Purchaser that:

     (a) The Company will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior written consent of the Initial Purchaser; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchaser (as determined by the Initial Purchaser), the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchaser with a copy of such document for their review and the Initial Purchaser has not reasonably objected to the filing of such document. The Company will promptly advise the Initial Purchaser when any document filed under the Exchange Act which is incorporated by reference in the Final





[L120321.2]                                                            11

   Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

     (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchaser, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser of the same and, subject to the prior written consent of the Initial Purchaser as provided by paragraph (b) of this Section 5, will prepare and provide to the Initial Purchaser pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

     (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to have the Securities designated for trading on PORTAL.

     (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with
   Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.





[L120321.2]                                                            12

     (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (i) The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     (j) The Company will not, until 90 days following the Closing Date, without the prior written consent of the Initial Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Final Memorandum and in effect on the date hereof, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date hereof and described in the Final Memorandum or contemplated by the Plan of Reorganization as it is in effect as of the Execution Time.

   6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

   (a) The Company shall have furnished to the Initial Purchaser the opinions of the following:

     (i) Marc E. Bercoon, General Counsel of the Company, in form and substance satisfactory to the Initial Purchaser, dated the Closing Date, to the effect set forth in Exhibit 6A hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California, Delaware, or New York or the United States, to the extent he deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel to the Initial Purchaser and (B) as to matters of fact, to the extent proper, on certificates of responsible officers of the Company and public officials.





[L120321.2]                                                            13

        (ii) Millbank, Tweed, Hadley & McCloy, Counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit 6B hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporate Law of Delaware or the Federal laws of the United States, to the extent they deem proper and as specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

   (b) The Initial Purchaser shall have received from Munger, Tolles & Olson, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

   (c) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement, and that:

        (i) to the best of their knowledge, the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

        (ii) to the best of their knowledge, since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

   (d) At the Execution time and at the Closing Date, Price Waterhouse shall have furnished to the Initial Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the





[L120321.2]                                                            14

  American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

     (i) in their opinion the consolidated financial statements and financial statement schedules included or incorporated in the Final Memorandum and audited by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information as indicated in their reports included or incorporated in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and Audit, Compensation and Other Special committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to January 30, 1993, nothing came to their attention which caused them to believe that:

     (1) any unaudited financial statements included or incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum; or

     (2) with respect to the period subsequent to January 30, 1993, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the working capital, receivables based financing, long-term debt and capitalized lease obligations or capital stock of the Company or decreases in total shareholders' equity of the Company as compared with the amounts shown on the January 30, 1993 consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from January 31, 1993 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in sales, in earnings from operations before interest expense, reorganization items, and income taxes, or in total or per share amounts of net earnings of the Company, except in all instances for changes or decreases set forth in





[L120321.2]                                                            15
  such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser; or

     (3) the information included under the headings "Summary of Consolidated Financial Data and Certain Operating Data" and "Selected Consolidated Financial Data" is not in conformity with the disclosure requirements of Regulation S-K; or

       (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, the information included or incorporated in Items 1, 2, 6, 7, 11, 13 and 14 of the Company's Annual Report on Form 10-K, incorporated in the Final Memorandum, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Final Memorandum, agree with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

   All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

   (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

   (f) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser a letter substantially in the form of Exhibit 6C hereto from each of Zell/Chilmark Fund, L.P., each director of the Company and certain executive officers of the Company addressed to the Initial Purchaser, in which each such person agrees not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the Execution Time without the prior written consent of the Initial Purchaser.





[L120321.2]                                                            16

   (g) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser a copy of that certain agreement, dated as of December 8, 1993 by and between First Plaza and the Company.

   (h) The Common Stock issuable upon conversion of the Securities shall have been duly authorized for listing on the New York Stock Exchange subject only to official notice of issuance.

   (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

   If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and Counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

   The documents required to be delivered by this Section 6 will be delivered at the Office of Counsel for the Initial Purchaser, at One Liberty Plaza, New York, New York, on the Closing Date.

   7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

   8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the





[L120321.2]                                                            17
statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein, provided, further, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person employed by or controlling such Initial Purchaser) from whom the person asserting any such loss, expense, liability or claim purchased the Securities which is the subject thereof if the Final Memorandum corrected any such alleged untrue statement or omission and if such Initial Purchaser failed to send or give a copy of the Final Memorandum to such person at or prior to the written confirmation of the sale of such Securities to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

   (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be





[L120321.2]                                                            18
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

   (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchaser from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchaser. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the





[L120321.2]                                                            19

Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

   9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchaser, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

   10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

   11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3880 North Mission Road, Los Angeles, California 90031, attention: Legal Department.

   12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

   13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

   14. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which





[L120321.2]                                                            20
banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

   15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                                        Very truly yours,

                                        Carter Hawley Hale Stores, Inc.


                                        By________________________
                                        Name:
                                        Title:

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written

Salomon Brothers Inc


     By__________________________
       Name:
       Title:

As the Initial Purchaser





[L120321.2]

                                                                       EXHIBIT A





[L120321.2]                                                            A-1

                                                                       EXHIBIT B


                      Selling Restrictions for Offers and
                        Sales Outside the United States


         (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that, except as otherwise permitted by
Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act.
Accordingly, the Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                 "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and [specify closing date of the offering], except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                 (b) The Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined by Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                 (c) Terms used in this paragraph have the meanings given to them by Regulation S.

         (2) The Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great





[L120321.2]                                                            B-1

Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.





[L120321.2]                                                            B-2

                                                                       EXHIBIT C





[L120321.2]                                                            C-1

                              SALOMON BROTHERS INC
                            Seven World Trade Center
                           New York, New York  10048


December 14, 1993


Price Waterhouse
400 South Hope Street
Los Angeles, California  90071

Dear Sirs:

                 Salomon Brothers Inc, as principal or agent, in the placement of 6-1/4% Convertible Senior Subordinated Notes due 2000 (the "Securities") to be issued by Carter Hawley Hale Stores, Inc. will be reviewing certain information relating to Carter Hawley Hale Stores, Inc. that will be included in the Offering Memorandum which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to the issuer, will be substantially consistent* with the due diligence review process that we would perform if this placement of Securities were being registered pursuant to the Securities Act of 1933, as amended (the "Act). We are knowledgeable with respect to the due diligence review process that would be performed if this placement of Securities were being registered pursuant to the Act. We hereby request that you deliver to us a "comfort letter" concerning the financial statements of the issuer and certain statistical and other data included in the Offering Memorandum. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                        Very truly yours,

                                        SALOMON BROTHERS INC



                                        By:________________________________
                                           Name:
                                           Title:





__________________________________

     * It is recognized that what is "substantially consistent" may vary from situation to situation and may not necessarily be the same as that done in a registered offering of the same securities for the same issuer; whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis.

[L120321.2]                                                            C-2